Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

July 5, 2007

TransDigm Inc.
on behalf of the Registrants (defined below)
1301 East Ninth Street, Suite 3710
Cleveland, OH 44114

Re:
Registration Statement on Form S-4 (File No. 333-[            ])

Ladies and Gentlemen:

        We are counsel for:

  (a)
  TransDigm Inc., a Delaware corporation (the "Company"),

  (b)
  TransDigm Group Incorporated, a Delaware corporation ("TransDigm Group"),

  (c)
  Champion Aerospace LLC, a Delaware limited liability company, MarathonNorco Aerospace, Inc., a Delaware corporation, Avionic Instruments LLC, a Delaware limited liability company, Skurka Aerospace Inc., a Delaware corporation, Aviation Technologies, Inc., a Delaware corporation, Transicoil LLC, a Delaware limited liability company, Malaysian Aerospace Services, Inc., a Delaware corporation, and AeroControlex Group, Inc., a Delaware corporation (collectively, the "Delaware Subsidiaries"),

  (d)
  Adams Rite Aerospace, Inc., a California corporation ("Adams Rite"),

  (e)
  CDA InterCorp LLC, a Florida limited liability company ("CDA"), and

  (f)
  Avtech Corporation, a Washington corporation ("Avtech" and, together with the Delaware Subsidiaries, Adams Rite and CDA, the "US Subsidiaries"),

and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (as amended from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $300,000,000 aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 of the Company (the "New Notes") offered in exchange for up to $300,000,000 aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 of the Company originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

        The Original Notes were issued under, and the New Notes are to be issued under, the Indenture (as supplemented, the "Indenture"), dated as of June 23, 2006, among the Company, TransDigm Group, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of November 2, 2006, by and among the Company, TransDigm Group, the Guarantors named therein and the Trustee, the Second Supplemental Indenture, dated as of February 7, 2007, by and among the Company, TransDigm Group, the Guarantors named therein and the Trustee, and the Third Supplemental Indenture, dated as of June 29, 2007, by and among the Company, TransDigm Group, the Guarantors named therein (including AeroControlex Group, Inc.) and the Trustee (the "Supplemental Indenture"). The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement (the "Exchange Offer"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement. As used herein, the term "Registrants" refers to the Company, TransDigm Group and the US Subsidiaries and the term "Delaware Entities" refers to the Company, TransDigm Group and the Delaware Subsidiaries.

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture and the Supplemental Indenture, and the respective certificates of incorporation, certificates of formation, bylaws and limited liability company agreements, each as amended, of the Registrants and such other documents, corporate records, certificates and other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. We have relied upon the opinion of Baker & Hostetler LLP, California counsel to Adams Rite and Florida counsel to CDA, and the opinion of Perkins Coie LLP, Washington counsel to Avtech, as to matters of California law, Florida law and Washington law, respectively, governing the corporate power and authority of Adams Rite, CDA and Avtech, respectively, to enter into and perform the Indenture and the Supplemental Indenture and the due authorization and valid execution by Adams Rite, CDA and Avtech of the Indenture and the Supplemental Indenture. As to certain factual matters, we have relied (without independent verification) upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents and agreements referred to herein) of officers of the Registrants, and such other documents as we have deemed necessary or appropriate in respect of the opinions expressed herein. In such examinations, we have assumed:

  (i)
  the genuineness of all signatures of all parties other than the signatures of the Registrants;

  (ii)
  the authenticity of all company and corporate records, agreements, documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies;

  (iii)
  the due authorization, execution and delivery of all documents and agreements by all parties other than the Registrants (and, with respect to the due authorization, execution and delivery of all documents and agreements by Adams Rite, CDA and Avtech, we have relied on the opinions of Baker & Hostetler LLP and Perkins Coie LLP, as applicable); and

  (iv)
  the corporate power and authority of all parties other than the Registrants under all applicable laws and regulations to enter into, execute and deliver all documents and agreements (and, with respect to the corporate power and authority of Adams Rite, CDA and Avtech, we have relied on the opinions of Baker & Hostetler LLP and Perkins Coie LLP, as applicable).

        Based on the foregoing, we are of the opinion that:

        1.     The execution and delivery of the Indenture has been duly authorized by the Registrants, and the Indenture was validly executed by the Registrants and constitutes the legal, valid and binding obligation of the Registrants enforceable against the Registrants in accordance with the terms thereof, except insofar as enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

        2.     The New Notes and the guarantees thereof by the Registrants (other than the Company) pursuant to the terms of the Indenture have been duly authorized by the Company and such other Registrants, respectively, and when the New Notes are duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, the New Notes and the guarantees thereof by the Registrants (other than the Company) pursuant to the terms of the Indenture will constitute legal, valid and binding obligations of the Company and such other Registrants, respectively, will be entitled to the benefits of the Indenture and will be enforceable against the Company and such other Registrants, respectively, in accordance with their terms, except insofar as enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

        The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States. The opinions expressed herein are expressed as of the date hereof and we undertake no duty or obligation to update such opinions.

        We hereby consent to being named as counsel for the Company and the other Registrants in the Registration Statement and under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP